EXHIBIT 4.03


                           CERTIFICATE OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                             DEER VALLEY CORPORATION

                           CERTIFICATE OF DESIGNATION,
                             PREFERENCES AND RIGHTS
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK

     Deer Valley Corporation, a corporation organized and existing under the laws of the State of Florida (the "CORPORATION"), hereby certifies that the Board of Directors of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD"), pursuant to authority of the Board of Directors as required by applicable corporate law, and in accordance with the provisions of its Articles of Incorporation and Bylaws, has and hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), and hereby states the designation and number of shares, and fixes the rights, preferences, privileges, powers and restrictions thereof, as follows:

           SERIES C CONVERTIBLE PREFERRED STOCK DESIGNATION AND AMOUNT

     26,750 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "SERIES C CONVERTIBLE PREFERRED STOCK" with the following rights, preferences, powers, privileges, restrictions, qualifications and limitations.

     1.   Intentionally  Omitted.

     2.   Voting.
          ------

          a. Number of Votes. On any matter presented to the stockholders of the
             ---------------
     Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C Convertible Preferred Stock shall be entitled, subject to the limitation set forth in
     Section  2(b)  below,  to  cast  the number of votes equal to the number of
     ------------
     whole shares of Common Stock into which the shares of Series C Convertible Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the provisions of Section 2(c) below, holders of
                                                  -----------
     Series C Convertible Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, together as a single class.

          b.  Limitation  on Number of Votes. Notwithstanding anything contained
              ------------------------------
     herein  to  the  contrary,  the voting rights of each holder of outstanding shares of Series C Convertible Preferred Stock shall be limited in accordance with Section 6 hereof, so that each holder of Series C
                       ----------
     Convertible Preferred Stock shall be entitled to vote only the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Convertible Preferred Stock are convertible as of the record date, up to a maximum of 4.99% of the outstanding shares of Common Stock of the Corporation.

          c.  Limitations on Corporate Action. At any time when shares of Series
              -------------------------------
     C Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Designation, and in addition to any other vote required by law or this Certificate of Designation, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series C Convertible Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) as a separate class from the Common Stock, the Corporation shall not, either directly or by amendment, merger, consolidation or otherwise:

               (i) increase the authorized number of shares of Series C Convertible Preferred Stock;

               (ii) alter or change the voting or other powers, preferences, or other rights, privileges or restrictions of the Series C Convertible Preferred Stock contained herein (by merger, consolidation or otherwise);

               (iii) make or authorize, or permit the authorization of, any material change in the nature or scope of the business of the Corporation; or

               (iv) cause or authorize, or permit any of its subsidiaries to authorize or take any of the foregoing actions. For purposes of this
          Section 2(c)(iv), "SUBSIDIARY" means any entity of which securities or
          ---------------
          ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions or otherwise granting the holder Control are directly or indirectly beneficially owned by the Corporation. For purposes of this Certificate of Designation, "CONTROL" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by agreement or otherwise).

     3.   Dividends.
          ---------

          a.  Amount.  From  and after the date of the issuance of any shares of
              ------
     Series C Convertible Preferred Stock, each holder of Series C Convertible Preferred Stock shall receive, in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Convertible Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Common Stock and all Series C Convertible Preferred Stock had been converted into Common Stock, and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Convertible Preferred Stock, calculated on the record date for determination of holders entitled to receive such dividend.

          b.  Cumulative  Dividends  on  Series  C  Convertible Preferred Stock.
              -----------------------------------------------------------------
     Dividends declared or paid for shares of Series C Convertible Preferred Stock shall not be cumulative.

     4.   Liquidation,  Dissolution,  or  Winding-Up;  Certain  Mergers,
          --------------------------------------------------------------
          Consolidations  and  Asset  Sales.
          ---------------------------------

          a. Payments to Holders of Series C Convertible Preferred Stock. In the
             -----------------------------------------------------------
     event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of Series C Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to its stockholders after the Aggregate Series A Liquidation Preference Payment (as defined in the Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock of the Corporation (the "SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATIONS")) shall be made to the holders of shares of the Corporation's Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") and before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Convertible Preferred Stock (such Common Stock and other stock being collectively referred to as "JUNIOR STOCK") by reason of their ownership thereof, an amount equal to One Hundred Thousand and No/100 Dollars
     ($100,000)(the amount payable pursuant to this sentence is hereinafter referred to as the "SERIES C LIQUIDATION AMOUNT"). If, upon any such liquidation, dissolution, or winding up of the Corporation (and after the entire Aggregate Series A Liquidation Preference Payment has been paid to the holders of shares of Series A Preferred Stock) the remaining assets available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Convertible Preferred Stock, the full preferential amount to which they shall be entitled, the holders of shares of Series C Convertible Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Convertible Preferred Stock, which shall include the Series B Convertible Preferred Stock of the Company (the "SERIES B PREFERRED"), shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          b.  Payments  to  Holders  of  Junior  Stock.  Upon  any  liquidation,
              ----------------------------------------
     dissolution or winding up of the Corporation, immediately after (1) the holders of Series A Preferred Stock have been paid in full the Aggregate Series A Liquidation Preference Payment, as set forth in the Series A Preferred Stock Certificate of Designations; and (2) the holders of Series B Preferred Stock have been paid in full the Series B Liquidation Amount, as set forth in the Series B Preferred Stock Certificate of Designations and the holders of Series C Convertible Preferred Stock have been paid in full the Series C Liquidation Amount pursuant to Section 4(a) above, the
                                                         -----------
     remaining net assets of the Corporation available for distribution shall be distributed pro-rata among the holders of shares of Series B Preferred Stock, Series C Convertible Preferred Stock, and Common Stock on an as-converted-to-Common Stock basis.

          c.  Deemed  Liquidation  Events.
              ---------------------------

               (i) The following events shall be deemed to be a liquidation of the Corporation for purposes of this Section 4 (a "DEEMED LIQUIDATION
                                                ---------
          EVENT"), unless the holders of a majority of the shares of Series C Convertible Preferred Stock elect otherwise by written notice given to the Corporation at least five (5) days prior to the effective date of any such event:

                    A.    a  merger  or  consolidation  in  which

                         (I)  the Corporation  is  a  constituent  party,  or

                         (II) a subsidiary  of  the  Corporation  is  a
                              constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

          except  that  any  such  merger  or  consolidation  involving  the
          ------------
          Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Section 4(c)(i),
                                                                --------------
          all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger or consolidation, or upon conversion of convertible securities outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

                    B. the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all of the assets of the Corporation and its subsidiaries, taken as a whole, except where such sale, lease, transfer, or other disposition is to a wholly-owned subsidiary of the Corporation.

               (ii) The Corporation shall not have the power to effect any transaction constituting a Deemed Liquidation Event pursuant to
          Section  4(c)(i)(A)(I) above unless the agreement or plan of merger or
          ---------------------
          consolidation provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 4(a)
                                                                   -------------
          and  4(b)  above.
          ----------------

               (iii)  In  the  event  of  a Deemed Liquidation Event pursuant to
          Section  4(c)(i)(A)(II)  or  (B)  above,  if  the Corporation does not
          -------------------------------
          effect a dissolution of the Corporation under the Florida Business Corporation Act within sixty (60) days after such Deemed Liquidation Event, then (A) the Corporation shall deliver a written notice to each holder of Series C Convertible Preferred Stock no later than the 60th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to  the terms of the following clause (B) to require the redemption of
                                         ---------
          such  shares  of  Series C Convertible Preferred Stock; and (B) if the
          holders of at least a majority of the then-outstanding shares of Series C Convertible Preferred Stock so request in a written instrument delivered to the Corporation not later than seventy-five
          (75) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors)(the "NET PROCEEDS") to redeem, to the extent legally available therefor, on the 90th day after such Deemed Liquidation Event (the "LIQUIDATION REDEMPTION DATE"), all outstanding shares of Series C Convertible Preferred Stock at a price per share equal to the Series C Liquidation Amount. In the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series C Convertible Preferred Stock, or if the Proceeds are not sufficient to redeem all outstanding shares of Series C Convertible Preferred Stock, or if the Corporation does not have sufficient funds lawfully available to effect such redemption, the Corporation shall redeem a pro rata portion of each holder's shares of Series C Convertible Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, and, where such redemption is limited by the amount of lawfully available funds, the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this
          Section  4(c)(iii),  the Corporation shall not expend or dissipate the
          -----------------
          consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in the ordinary course of business.

               (iv)  Whenever  the  distribution  provided for in this Section 4
                                                                       ---------
          shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property, rights or securities as determined in good faith by the Board of Directors of the Corporation.

     5.  Optional  Conversion.  The  holders  of  Series C Convertible Preferred
         --------------------
Shares  shall  have  the conversion rights as follows (the "CONVERSION RIGHTS").

          a.  Right  to  Convert.  Each  share of Series C Convertible Preferred
              ------------------
     Stock shall be convertible, at the option of the holder thereof and subject to the conversion cap set forth in Section 6 below, at any time after the "CONVERSION DATE" (as defined in Section 9 below), and without the payment
                                       ---------
     of additional consideration by the holder thereof, into One Hundred (100) shares of Common Stock.

          b.  Fractional  Shares.  No fractional shares of Common Stock shall be
              ------------------
     issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round-up to the next whole number of shares, at the Corporation's option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Convertible Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

          c.  Mechanics  of  Conversion.
              -------------------------

               (i) For a holder of Series C Convertible Preferred Stock to voluntarily convert shares of Series C Convertible Preferred Stock into shares of Common Stock, that holder shall surrender the certificate or certificates for such shares of Series C Convertible Preferred Stock (or, if the registered holder alleges that such certificate has been lost, stolen, or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of such certificate), at the office of the transfer agent for the Series C Convertible Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that the holder elects to convert all or any number of the shares of the Series C Convertible Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. The notice shall state the holder's name or the names of the nominees in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent of such certificates (or lost certificate affidavit and agreement) and notice (or by the Corporation if the Corporation serves as its own transfer agent) shall be the time of conversion (the "CONVERSION TIME"), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such office to the holder of Series C Convertible Preferred Stock, or to his, her, or its nominee(s), a certificate or certificates for the number of shares of Common Stock to which the holder(s) shall be entitled, together with cash in lieu of any fraction of a share, if applicable.

               (ii) All shares of Series C Convertible Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices, to vote, and to receive payment of any dividends accrued or declared but unpaid thereon, shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series C Convertible Preferred Stock so converted shall be retired and cancelled and shall not be reissued as shares of such series, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Convertible Preferred Stock accordingly.

               (iii) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Convertible Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Convertible Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          d.  Adjustments  for  Other  Dividends  and  Distributions.  If  the
              ------------------------------------------------------
     Corporation at any time or from time to time after the Series C Original Issue Date shall make or issue, or fix a record date for the determination of holders of capital stock of the Corporation entitled to receive, a dividend or other distribution payable in securities of the Corporation
     (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then, and in each such event, the holders of Series C Convertible Preferred Stock shall receive, simultaneously with the distribution to the holders of such capital stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series C Convertible Preferred Stock had been converted into Common Stock on the date of such event.

          e.  Adjustment  for  Merger  or  Reorganization,  etc.  Subject to the
              -------------------------------------------------
     provisions  of Section 4(c) above, if there shall occur any reorganization,
                    -----------
     recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series C Convertible Preferred Stock) is converted into or exchanged for securities, cash, or other property (other than a transaction covered by Section 5(d) above),
                                                            -----------
     then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series C Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series C Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and
                                    ----------
     interests thereafter of the holders of the Series C Convertible Preferred Stock, to the end that the provisions set forth in this Section 5 shall
                                                                 ---------
     thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series C Convertible Preferred Stock.

          f.  Notice  of  Record  Date.  In  the  event:
              ------------------------

               (i) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series C Convertible Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock, or any Deemed Liquidation Event; or

               (iii) of the voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation,

          then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series C Convertible Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution, or right, and the amount and character of such dividend, distribution, or right; or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series C Convertible Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, or winding-up, and the amount per share and character of such exchange applicable to the Series C Convertible Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice. Any notice required by the provisions hereof to be given to a holder of shares of Series C Convertible Preferred Stock shall be deemed sent to such holder if deposited in the United States mail, postage prepaid, and addressed to such holder at his, her, or its address appearing on the books of the Corporation.

     6.  Conversion Cap. In no event shall any holder be entitled to convert any
         --------------
Series C Convertible Preferred Stock to the extent that, after such conversion, the sum of the number of shares of Common Stock beneficially owned by any holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series C Convertible Preferred Stock or any unexercised right held by any holder subject to a similar limitation), would result in beneficial ownership by any holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon such conversion). For purposes of this Section 6, beneficial ownership shall be
                                       ----------
determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Nothing herein shall preclude the holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the holder so as to thereafter permit the continued conversion of the Series C Convertible Preferred Stock.

     7.  Redemption. Except as set forth in Section 4(c)(iii), there shall be no
         ----------                         ----------------
redemption  of  shares  of  Series  C  Convertible  Preferred  Stock.

     8.  Waiver.  Any  of  the  rights, powers, or preferences of the holders of
         ------
Series C Convertible Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series C Convertible Preferred Stock then outstanding.

     9.  Definitions.  As  used  herein,  the  following  terms  shall  have the
         -----------
following  meanings:

          a. "CONVERSION DATE" shall mean the date that the Company effects an increase in the authorized shares of Common Stock of the Corporation.

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     IN  WITNESS WHEREOF, this Certificate of Designation has been executed by a duly  authorized  officer  of  the  Corporation  on this 21st day of July, 2006.


                              DEER VALLEY CORPORATION


                              By: /s/ Charles G. Masters
                                 ---------------------------------------
                                 Charles G. Masters
                                 President and Chief Executive Officer



       [Signature Page to Series C Preferred Certificate of Designations]

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